Exhibit 3.28

Nova Scotia

CERTIFICATE OF AMALGAMATION

Companies Act

Registry Number

3300919

I hereby certify that

COORS INTERNATIONAL HOLDCO, ULC

MOLSON COORS INTERNATIONAL GENERAL, ULC

have amalgamated pursuant to Section 134 of the Nova Scotia Companies Act, R.S.N.S., 1989, as amended, and the name of the amalgamated company is:

MOLSON COORS INTERNATIONAL GENERAL, ULC

and the amalgamation is approved by the Registrar of Joint Stock Companies effective this date and the liability of the members is unlimited.

August 19, 2016
Registrar of Joint Stock Companies	Date of Amalgamation